Exhibit 1.1

Execution Version

AMERIPRISE FINANCIAL, INC.

36,000,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

June 11, 2009

J.P. MORGAN SECURITIES INC.

383 Madison Avenue

New York, New York 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Ameriprise Financial, Inc., a Delaware corporation (the “COMPANY”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “UNDERWRITERS”), for whom you are acting as representatives (the “REPRESENTATIVES”), an aggregate of 36,000,000 shares of Common Stock, par value $.01 per share, of the Company (the “UNDERWRITTEN SHARES”) and, at the option of the Underwriters, up to an additional 5,400,000 shares of Common Stock of the Company (the “OPTIONAL SHARES”).  The Underwritten Shares and the Optional Shares are herein referred to as the “SHARES”.  The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “STOCK”. This agreement (this “AGREEMENT”) is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters.

1.                                       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

The Company represents and warrants to, and agrees with, each Underwriter that as of the date hereof, as of the Applicable Time and as of each Closing Date:

(a)           An “automatic shelf registration statement” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “SECURITIES ACT”)), on Form S-3 in respect of the Shares (File No. 333-158972) (the “INITIAL REGISTRATION STATEMENT”) (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “RULES AND REGULATIONS”) of the Securities and Exchange Commission (the “COMMISSION”) thereunder; (ii) has been filed with the Commission thereunder not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof); and (iii) is effective under the Securities Act.  Copies of such Initial Registration Statement and any amendment thereto (excluding exhibits to such Initial Registration Statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered (or made available at any publicly accessible website maintained by the Commission) by the Company to the Representatives; and no other document with respect to such Initial Registration Statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.  For purposes of this Agreement,

“APPLICABLE TIME” means 5:45 P.M. (New York City time) on the date of this Agreement;

“BASE PROSPECTUS” means the base prospectus to be used in connection with offerings of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of the Company on a continuous or delayed basis and filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Shares;

“DISCLOSURE PACKAGE” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto and the pricing information set forth on Schedule II hereto;

“EFFECTIVE DATE” means the date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including any deemed amendment pursuant to Rule 430B);

“ISSUER FREE WRITING PROSPECTUS” means each “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act), but which does not include communications not deemed a prospectus pursuant to Rule 134 of the Securities Act and historical issuer information meeting the requirements of Rule 433(e)(2) of the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

“PRELIMINARY PROSPECTUS” means any preliminary prospectus relating to the Shares, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“PROSPECTUS” means the final prospectus relating to the Shares, including the Base Prospectus and any final prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“REGISTRATION STATEMENT” means, collectively, the various parts of the Initial Registration Statement, including all exhibits thereto, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “MOST RECENT PRELIMINARY PROSPECTUS” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “EXCHANGE ACT”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b)           No stop order suspending the effectiveness of the Registration Statement has been issued; no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; and no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(c)           The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus as of the date of its filing with the Commission conformed, and the Prospectus as of the date of its filing with the Commission and as of each Closing Date will conform, in all material respects, to the requirements of the Securities Act and the Rules and Regulations.

(d)           The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)           Neither the Disclosure Package, nor the Ameriprise Financial, Inc. Common Equity Offering Road Show Presentation, dated as of June 9, 2009 (the “ROAD SHOW”), when considered together with the Disclosure Package, did, as of the Applicable Time, or will, as of the First Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the

Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(f)            The Prospectus and any amendment or supplement thereto did not, as of its date, and will not, as of the First Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)           The documents incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, at the time they were or are filed with the Commission, conform or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and did not or will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)           The Company has been, since the initial filing of the Initial Registration Statement, and continues to be a “well-known seasoned issuer” and has not been, since the initial filing of the Initial Registration Statement, and is not, an “ineligible issuer” (as such terms are defined in Rule 405 under the Securities Act).

(i)            The financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations and the Exchange Act, and the rules and regulations adopted by the Commission thereunder, as applicable, and said financial statements have been prepared in accordance with generally accepted principles of accounting, applied on a consistent basis throughout the periods involved (except for changes in accounting principles or the application thereof with which Ernst & Young LLP or another independent registered public accounting firm shall have concurred) and fairly present the financial condition, results of operations, changes in shareholders’ equity and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and therein specified.  Ernst & Young LLP, who examined such financial statements, as set forth in its reports included or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act and the Rules and Regulations.  The unaudited consolidated financial statements of the Company, included or incorporated by reference in the Registration Statement, the Disclosure Package and Prospectus and the related notes are true, complete and correct, subject to normally recurring changes resulting from year-end audit adjustments.

(j)            The Company and each of its Significant Subsidiaries (as defined in Exhibit A hereto) have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and in good standing as foreign organizations in each jurisdiction in which their respective ownership of property or the conduct of their respective businesses requires such qualification (except where the failure so to qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, properties, business, stockholders’ equity, or prospects of the Company and its subsidiaries (the “SUBSIDIARIES”) taken as a whole (a “MATERIAL ADVERSE EFFECT”)), and have the organizational power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(k)           Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Prospectus), short-term debt or long-term debt (other than the issuance of the 7.75% Senior Notes due 2039 and the 7.30% Senior Notes due 2019) of the Company or any of its Significant Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change,  in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) as of the First Closing Date, neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent,  that is material (other than the issuance of the 7.75% Senior Notes due 2039 and the 7.30% Senior Notes due 2019) to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(l)            The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than the limitations on liens set forth in the Indenture, dated as of October 5, 2005, between the Company and U.S. Bank National Association, as trustee, and in that Credit Agreement, dated as of September 30, 2005, among the Company and the lenders listed therein.

(m)          The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery and the consummation of the transactions contemplated hereby has been duly and validly taken.

(n)           Neither (i) the execution or delivery of this Agreement by the Company, (ii) the issuance and sale of the Shares, (iii) the consummation of the transactions contemplated hereby, nor (iv) compliance by the Company with all of the provisions of this Agreement, will, in each case (i), (ii), (iii), or (iv), (A) conflict with or result in a breach or violation of, or constitute a default under the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Significant Subsidiaries, (B) conflict with or result in a breach or violation of, or constitute a default under any agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, or (D) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Significant Subsidiaries, except with respect to (B), (C) and (D), for conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)           Except for permits, consents, approvals and similar authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby.

(p)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q)           None of the Company or any of its Significant Subsidiaries (i) is in violation of its certificate of incorporation or bylaws or other governing documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any agreement, indenture or other instrument to which it is a party or by which it is bound or to which any of its properties is subject, except for any such defaults that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, except for any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(s)           This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(t)            There is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Effect or which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(u)           Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(v)           The Company is not, nor after giving effect to the offering of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will be, an “investment company” or subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 ACT”).

(w)          There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(x)            The Company and, where applicable, its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

(y)           The Company and, where applicable, its Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and the rules and regulations adopted by the Commission thereunder; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s (and, where applicable, its Subsidiaries’) principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in (x) providing reasonable assurance that material information required to be disclosed by the Company (and, where applicable, its Subsidiaries) in the reports that the Company (and, where applicable, its Subsidiaries) is required to file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required, and providing reasonable assurance that material information required to be disclosed by the Company (and, where applicable, its Subsidiaries) in the reports that it (or they) files or submits under the Exchange Act is accumulated and communicated to management, including the Company’s or, where applicable, its Subsidiaries’ principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.  The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(z)            The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct its businesses, except to the extent that the failure to possess any such licenses, permits or other authorizations would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or as contemplated by the most recent Preliminary Prospectus or the Prospectus.

(aa)         No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Disclosure Package.

(bb)         The Company and its Subsidiaries have filed all tax returns required to be filed through the date hereof and timely paid all federal, state, local and foreign taxes reflected on such returns; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except for any such deficiency subject to good faith contest for which adequate provision has been made.

(cc)         Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants or any provisions of the Employee Retirement Income Security Act of 1974, as amended, except for such violations which would not have a Material Adverse Effect.

(dd)         The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “MONEY LAUNDERING LAWS”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)         None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)         Except as described in the most recent Preliminary Prospectus and the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company.

(ii)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj)           Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk)         Each of the Company and its Subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (including jurisdictions outside of the United States) (each an “INSURANCE SUBSIDIARY”) has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the “CONSENTS”) of and from, and has made all filings and declarations (collectively, the “FILINGS”) with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities (including, without limitation, the Minnesota Department of Commerce (Insurance Division), the Wisconsin Office of the Commissioner of Insurance and the New York Insurance Department), all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a Material Adverse Effect; all such Consents and Filings are in full force and effect, the Company and its Insurance Subsidiaries are in compliance with such Consents and neither the Company nor any of its Insurance Subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its respective Insurance Subsidiaries, except as set forth in the most recent Preliminary Prospectus and Prospectus or except as any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and its Insurance Subsidiaries is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the foregoing, each of the Insurance Subsidiaries has made all Filings pursuant to, and has obtained all Consents required of all applicable insurance laws and regulations in connection with the issuance and sale of the Shares.

(ll)           The 2008 statutory annual statements of each Insurance Subsidiary and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes have been prepared, in all material respects, in conformity with statutory accounting principles and practices required or permitted by the appropriate insurance regulator of the jurisdiction of domicile of each such Insurance Subsidiary, and such statutory accounting principles and practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of such Insurance Subsidiaries for the periods covered thereby.

(mm)       Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(nn)         Neither the Company nor any of its Significant Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

2.                                       PURCHASE OF THE SHARES BY THE UNDERWRITERS.

Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto at a price per share (the “PURCHASE PRICE”) of $24.125, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in clause 2(a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional Shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the  maximum number of Optional Shares that all the Underwriters are entitled to purchase hereunder (subject to adjustment by you to avoid fractions).

The Company hereby grants to the Underwriters the right to purchase at their election up to 5,400,000 Optional Shares, at the purchase price set forth in clause 2(a) of this Section 2, for the sole purpose of covering sales of Shares in excess of the number of Underwritten Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date at which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Closing Date or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  The Underwriters may exercise the right to purchase Optional Shares one or more times until 2:00 P.M., New York

City time, on the business day prior to the First Closing Date.  Following the First Closing Date, the Underwriters shall have a one-time right to purchase any Optional Shares remaining after any purchase of Optional Shares on the First Closing Date.  The Company shall not be obligated to deliver any of the Shares, except upon payment for all the Shares to be purchased on such Closing Date as provided herein.  Upon authorization by the Representatives of the release of the Shares, the Underwriters propose to offer the Shares to the public as set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

3.                                       DELIVERY OF AND PAYMENT FOR SHARES.

Delivery of the Underwritten Shares (and, if applicable, delivery of the Optional Shares) will be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 or at such place or places as mutually may be agreed upon by the Company and the Underwriters, (a) with respect to the Underwritten Shares, at 10:00 A.M., New York City time, on June 17, 2009 or on such later date not more than three Business Days after the foregoing date as will be determined by you and the Company (the “ FIRST CLOSING DATE”) and (b) with respect to the Optional Shares, if any, at 10:00 A.M., New York City time, on the date specified in the written notice given by you of the Underwriters’ election to purchase Optional Shares, or such other time and date as you and the Company may agree upon in writing (such date, if not the First Closing Date, being the “SECOND CLOSING DATE”, and each such time and date for delivery is herein called a “CLOSING DATE”).

Delivery of the Shares will be made to you by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds.  Delivery of the Shares will be made through the facilities of The Depository Trust Company unless you will otherwise instruct. Any transfer taxes payable in connection with the sale of the Shares will be paid by the Company.  Delivery of the Shares at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.                                       COVENANTS OF THE COMPANY.

The Company covenants and agrees with each Underwriter that:

(a)           The Company will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b).  The Company will notify the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable judgment of the Representatives, may be necessary or advisable in connection with the distribution of the Shares; and the Company will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by you after reasonable notice thereof.  The Company will advise you, promptly when any amendment to the Registration Statement has been filed or becomes (or is deemed to have become) effective or any supplement to the Prospectus or any amended Prospectus has been filed.  The Company will advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b)           The Company will furnish to each of you and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as you may from time to time reasonably request.

(c)           During the period in which the Prospectus relating to the Shares (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and by the Prospectus.  If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify you and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(d)           As soon as practicable, the Company will make generally available (which may be by posting on any publicly accessible website maintained by the Commission or the Investor Relations function of the Company) to its security holders and the Underwriters an earning statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(e)           Whether or not this Agreement becomes effective or is terminated or the sale of the Shares to the Underwriters is consummated, the Company will pay or cause to be paid (A) all fees and expenses (including, without limitation, all registration and filing fees and fees and expenses of the Company’s accountants but excluding fees and expenses of counsel for the Underwriters) incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing, (B) all fees and expenses incurred in connection with the preparation and delivery to the Underwriters of the Shares (including the cost of printing the Shares), (C) the cost of printing, producing, copying and delivering this Agreement, the closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Shares (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing), (D) all filing fees and other expenses incurred in connection with the qualification of the Shares under the securities laws of the several jurisdictions as provided in Section 4(j) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters), (E) the costs of any transfer agent and any registrar, (F) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares, and (G) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section.  It is understood, however, that, except as provided in this Section 4(e), Section 7 and Section 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses incurred in connection with any offers they may make.  If the sale of the Shares provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters will decline to purchase the Shares for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 9 or if the Underwriters terminate this Agreement pursuant to Section 9), the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and documented disbursements of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Shares or in contemplation of the performance by them of their obligations hereunder.

(f)            Until termination of the offering of the Shares, the Company will timely file all documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13, 14 or 15(d) of the Exchange Act.

(g)           The Company will apply the net proceeds from the sale of the Shares as set forth in the Disclosure Package and the Prospectus.

(h)           The Company will pay the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(i)            If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(j)            The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(k)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares.

(l)            For a period of 90 days after the date of the Prospectus, the Company will not, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities Inc., other than the Shares to be sold hereunder, any shares of Stock of the Company issued upon the exercise of options granted under the stock-based compensation plans of the Company and its Significant Subsidiaries and any grants of options, awards of restricted stock and restricted stock units or the issuance of shares of Common Stock of the Company to directors, employees, financial advisors or independent contractors of the Company pursuant to any of the Company’s equity plans existing on the date of this Agreement, including the Amended and Restated Ameriprise Financial 2005 Incentive Compensation Plan, the Ameriprise Financial Deferred Compensation Plan, the Ameriprise Financial Supplemental Retirement Plan, the Ameriprise Financial Deferred Share Plan for Outside Directors, the Ameriprise Financial Annual Incentive Award Plan, the Ameriprise Financial 2008 Employment Incentive Equity Award Plan, the Amended Deferred Equity Program for Independent Financial Advisors, the Ameriprise Advisor Group Deferred

Compensation Plan, the Ameriprise Financial, Inc. Franchise Consultant Growth Bonus Plan, the H&R Block Financial Advisors, Inc. Deferred Compensation Plan, and the Ameriprise Financial 401(k) Plan.

(m)          The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)           The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “EXCHANGE”).

5.                                       FREE WRITING PROSPECTUSES.

(a)           The Company represents and warrants to, and agrees with, the Underwriters that it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus (other than the Road Show) without the prior consent of the Representatives; and any Issuer Free Writing Prospectus the use of which has been consented to by the Representatives (other than the Road Show) is listed on Schedule II hereto.  The Company will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Shares are delivered pursuant to Section 4 hereof, include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus; and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, did not, as of the Applicable Time, does not and will not, as of the First Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that no representation or warranty is made as to information contained in or omitted from the Prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(b)           Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act) required to be filed with the Commission, without the prior consent of the Company and the Representatives.  The Company also consents to the use by any Underwriter of a free writing prospectus that (i) is not an “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations and (ii) contains only information describing the preliminary terms of the Shares or their offering.

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6.                                       CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Shares for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction.

(b)           No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)           The Underwriters shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity, issuance and sale of the Shares being delivered at such Closing Date, the Registration Statement, the Prospectus and the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)           The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Company, such written opinion and negative assurance letter, dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

(e)           On each Closing Date, you shall have received the opinion (addressed to the Underwriters) of the General Counsel of the Company, dated such Closing Date and in form and substance satisfactory to the Underwriters, to the effect that:

(i)            The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it makes such qualification necessary;

(ii)           Each of the Company’s Significant Subsidiaries has been duly incorporated or formed as a corporation or partnership, as applicable, and is validly existing as a corporation, a general partnership or a limited partnership under the laws of its jurisdiction of incorporation or formation (and each of the Significant Subsidiaries that is a corporation or a limited partnership is in good standing under the laws of its jurisdiction of incorporation or formation), with full corporate or partnership (as applicable) power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

(iii)          All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iv)          Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests (or such percentage of the partnership interest as is set forth in the respective partnership agreements) or other ownership interests of each Significant Subsidiary are owned directly or indirectly by the Company, free and clear of any perfected security interest;

(v)           Neither the filing of the Registration Statement nor the offering or sale of the Shares being delivered at such Closing Date as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company or any of its Subsidiaries;

(vi)          Each document incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus as filed under the Exchange Act complied as to form in all material respects when so filed with the applicable requirements of the Exchange Act and the Rules and Regulations (except that no opinion need be expressed as to the financial statements or notes thereto and other financial data contained therein);

(vii)         The descriptions in the Registration Statement, the most recent Preliminary Prospectus and Prospectus of statutes, regulations, legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters, are accurate in all material respects.  To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required;

(viii)        Except for permits, consents, approvals and similar authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except for such permits, consents, approvals and authorizations which have been obtained, no permit, consent, approval, authorization or order of any court, governmental agency or body is required to be obtained or made by any Subsidiaries of the Company in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares being delivered at such Closing Date and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby;

(ix)           There is no litigation or legal or governmental proceeding pending or, to the knowledge of such counsel, threatened, to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject (each, a “PROCEEDING”) that is required to be disclosed in the Prospectus but is not so disclosed.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no Proceeding pending or, to the knowledge of such counsel, threatened that, if determined adversely to the Company and its Subsidiaries, taken as a whole, would, individually or in the aggregate have a Material Adverse Effect; and

(x)            Neither (i) the execution or delivery of this Agreement by the Company, (ii) the issuance and sale of the Shares, (iii) the consummation of the transactions contemplated hereby, nor (iv) compliance by the Company with all of the provisions of this Agreement, will, in each case (i), (ii),(iii) or (iv), (A) conflict with or result in a breach or violation of, or constitute a default under the certificate of incorporation, by-laws, partnership agreement or other governing documents of the Company or any of its Significant Subsidiaries, (B) conflict with or result in a breach or violation of, or constitute a default under any agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, (C) violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties, or (D) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Significant Subsidiaries, except with respect to (B), (C) and (D), for conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

(f)            On each Closing Date, you shall have received a certificate, dated the Closing Date and addressed to you, signed by the Chairman of the Board or the President or any Senior Vice President and by the Chief Financial Officer of the Company to the effect that:  (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceeding for that purpose has been initiated or, to the best of their knowledge, threatened, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company, and no order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made; (iv) the signers of such certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and the representations set forth in Sections 1(e) and 1(f) hereof are true and correct and (v) no event contemplated by Section 6(g) hereof will have occurred.

(g)           No event or condition of a type described in Section 1(k) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on any Closing Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(h)           At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)            With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “INITIAL LETTER”), the Company shall have furnished to the Underwriters a letter (the “BRING-DOWN LETTER”) of such accountants, addressed to the Underwriters and dated such Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)            Prior to or on each Closing Date, you shall have been furnished by the Company such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

(k)           Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review with possible negative implications any such debt securities.

(l)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) a material disruption in commercial banking or securities settlement or clearance systems shall have occurred; (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Shares being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(m)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Shares.

(n)           The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o)           The Shares to be delivered on any Closing shall have been approved for listing on the Exchange subject to official notice of issuance.

(p)           The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on any Closing Date.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you in your reasonable judgment.  The Company will furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you will reasonably request.  If any of the conditions specified in this Section 6 are not fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date by you.  Any such cancellation will be without liability of the Underwriters to the Company.  Notice of such cancellation will be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

7.                                       INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company will indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or any “road show” (as defined in Rule 433 of the Rules and Regulations) that does not otherwise constitute an Issuer Free Writing Prospectus, or the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any issuer information or any road show a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter or such person promptly after receipt of invoices from such Underwriter or such person for any legal or other expenses as reasonably incurred by such Underwriter or such person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; PROVIDED, HOWEVER, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, which information is specified in Section 12.

(b)           Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage or liability (or any action in respect thereof) to which the Company or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company or such person promptly after receipt of invoices from the Company or such person for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; PROVIDED, HOWEVER, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein, which information is specified in Section 12.

(c)           Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action will be brought against any indemnified party, and it will notify the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Underwriters will have the right to employ a single counsel to represent all of the Underwriters (and to the extent necessary, a single local counsel in each jurisdiction in which proceedings have been brought) who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel will be paid by the Company.  No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment and such settlement, compromise or consent does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d).  Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Shares underwritten by it and distributed to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e)           The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8.                                       SUBSTITUTION OF UNDERWRITERS.

If, on a Closing Date, any Underwriter defaults in its obligation to purchase the number of Shares which it has agreed to purchase under this Agreement, each non-defaulting Underwriters will be required to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Shares less the number of Shares the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the number of Shares which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Shares if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total number of Shares, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the number of Shares set forth opposite its name in Schedule I hereto.  If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Shares.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.  If the non-defaulting Underwriters or the other underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the opinion of the Representatives may thereby be made necessary.

9.                                       TERMINATION.

Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (a) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder; (b) any of the events described in Sections 6(l) and 6(m), shall have occurred; or (c) any other condition to the Underwriters’ obligations hereunder is not fulfilled.  Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(e) and 8 hereof.

Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10.                                 SURVIVAL OF CERTAIN PROVISIONS.

The agreements contained in Section 7 hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof will survive the delivery of the Shares to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11.                                 NOTICES.

Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing or by facsimile addressed to the Company at 52 Ameriprise Financial Center, Minneapolis, MN 55474, Fax (612) 671-5108, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing or by facsimile addressed to you in care of J.P. Morgan Securities Inc., 383 Madison Ave, New York, New York 10179, Fax (212) 622-8358, Attention: Equity Syndicate Desk, and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Fax (646) 855-3073, Attention:  Syndicate Department, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (212) 230-(8730) Attention:  ECM Legal.

12.                                 INFORMATION FURNISHED BY UNDERWRITERS.

The Underwriters severally confirm that the information appearing in the list of names of, and number of Shares to be purchased by, each of the Underwriters, the information relating to selling concession and reallowance amounts in the third paragraph of text under the caption “Underwriting”, and the eleventh and twelfth paragraphs of text under the caption “Underwriting”, concerning short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids by the Underwriters in the most recent Preliminary Prospectus and in the Prospectus, constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(d), 1(e), 1(f), 8(a) and 8(b) hereof.

13.                                 RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Shares that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

15.                                 NO FIDUCIARY DUTY.

The Company acknowledges and agrees that in connection with the offering and the sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives, to the extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15.                                 PARTIES.

This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the affiliates, directors and officers, and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 7 hereof will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                                 DEFINITION OF “BUSINESS DAY” AND “SUBSIDIARY.”

For purposes of this Agreement, (a) “Business Day” means any day on which the NYSE is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, and (b) “Subsidiary” has the meaning set forth in Rule 405 under the Securities Act and includes both partnerships and corporations.

17.                                 GOVERNING LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

18.                                 HEADINGS.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19.                                 COUNTERPARTS.

This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us eight counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

AMERIPRISE FINANCIAL, INC.

By:	/s/ Joel L. Campbell
Name: Joel L. Campbell
Title: Assistant Treasurer

Signature Page

Confirmed and accepted as of
the date first above mentioned

J.P. MORGAN SECURITIES INC.

By:	/s/ Ray Craig
Name: Ray Craig
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ J.D. Moriarty
Name: J.D. Moriarty
Title: Managing Director

Signature Page

SCHEDULE I

Underwriting Agreement dated June 11, 2009

UNDERWRITER	NUMBER OF UNDERWRITTEN SHARES	NUMBER OF OPTIONAL SHARES TO BE PURCHASED IF MAXIMUM OPTION EXERCISED
J.P. Morgan Securities Inc.	21,600,000	3,240,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,000,000	1,350,000
Credit Suisse Securities (USA) LLC	1,800,000	270,000
HSBC Securities (USA) Inc.	1,800,000	270,000
Wachovia Capital Markets, LLC	1,800,000	270,000

Total	36,000,000	5,400,000

SCHEDULE II

PRICING INFORMATION

Shares Offered	36,000,000 shares
Option to Purchase Additional Shares	5,400,000 shares
Price per Share to Public	$25
Purchase Price	96.50%

OTHER INFORMATION

None

OTHER ISSUER FREE WRITING PROSPECTUSES

None

EXHIBIT A

Underwriting Agreement dated June 11, 2009

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows and include any one or more subsidiaries of the Company that shall succeed to all or substantially all of the business of any of the following subsidiaries or succeed to the ownership of all or substantially all of the property and assets of any of the following subsidiaries:

American Enterprise Investment Services, Inc.

Ameriprise Certificate Company

Ameriprise Financial Services, Inc.

IDS Property Casualty Insurance Company

Threadneedle Asset Management Holdings Sarl

RiverSource Investments, LLC

RiverSource Life Insurance Company

EXHIBIT B

Opinion of Counsel to the Company

1.             The Company has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Delaware and has full corporate power and authority to conduct its business as described in the Prospectus.

2.             The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Underwriting Agreement and the compliance by the Company with all of the provisions of the Underwriting Agreement has been duly and validly taken.

3.             The Company has an authorized capitalization as set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the heading “Capitalization,” “Description of Common Stock We May Offer” and “Description of Preferred Stock We May Offer.”

4.             The Shares have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, the Shares will be, validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

5.             The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Common Stock” and “Description of Common Stock We May Offer”, insofar as they purport to constitute summaries of the terms of the Common Stock (including the Shares), constitute accurate summaries of the terms of such Common Stock in all material respects.

6.             The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

7.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

8.             No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, except for the registration under the

Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

9.             The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the most recent Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the Rule 424(b)(2) of the rules and regulations of the Commission under the Securities Act on June 9, 2009 and June     , 2009, respectively; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or are pending before or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the rules and regulations of the Commission under the Securities Act has been received by the Company.

10.           There are no preemptive rights under federal or New York State law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Common Stock.  There are no preemptive or other rights to subscribe for or purchase any shares of the Common Stock pursuant to the Company’s Amended and Restated Certificate of Incorporation or By-laws.

11.          To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

12.           The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

13.           The Registration Statement as of the Effective Date, and the most recent Preliminary Prospectus and the Prospectus as of their respective dates and as of the First Closing Date, and any further amendments or supplements thereto made by the Company as of their respective issue dates and as of such Closing Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations (other than the financial statements or notes thereto or other financial data contained therein or omitted therefrom, as to which counsel need express no belief).

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the most recent Preliminary Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the most recent Preliminary Prospectus, together with the pricing information set forth on Schedule II hereto, as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the First Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

June       , 2009

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
As Representatives of
the several Underwriters listed in
Schedule I to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities Inc.
383 Madison Ave
New York, NY  10179

Re:          Ameriprise Financial, Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Ameriprise Financial, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by us/the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of Common Stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of

Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, and (B) sales or other transfers or dispositions of shares of Common Stock for purposes of settling taxes owed in respect of the exercise of stock options that expire during the 90-day period referred to above and awards of restricted stock and restricted stock units that occur during such period; provided that in the case of any transfer or distribution pursuant to clause (A), each donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

X:

Name (Please print):

Title: